CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Garry L. Anselmo, Chief Executive Officer and Chief Financial Officer of Silverado Gold Mines Ltd., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-QSB of Silverado Gold Mines Ltd., for the quarterly period ending August 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Quarterly Report on Form 10-QSB fairly presents in all material respects the financial condition and results of operations of Silverado Gold Mines Ltd.

By:	/s/ Garry L. Anselmo

Name:	Garry L. Anselmo

Title:	Chief Executive Officer
Chief Financial Officer

Date:	October 14, 2003